Exhibit 99.1

Redemption of
Corporate Backed Trust Certificates,
 Series 2001-22 Trust
 Class A-1 Certificates (NYSE Listing CRG, CUSIP: 21988G718*)

NEWS RELEASE – IMMEDIATE – May 24, 2007:
On June 1, 2007, the Corporate Backed Trust Certificates, Series 2001-22 Trust Class A-1 Certificates (the “Class A-1 Certificates”) issued by Corporate Backed Trust Certificates, Series 2001-22 Trust (the “2001-22 Trust”) will be redeemed.  This redemption is a result of a call on the sole asset of the 2001-22 Trust, $57,141,000 Washington Mutual Capital I 8.375% Subordinated Capital Income Securities due June 1, 2027 CUSIP 939318AA9* (the “Underlying Securities”).  As a result of this redemption, certificateholders will be entitled to receive $25.95625000 per Class A-1 Certificate, consisting of $25.000000000 principal and $0.95625000 accrued interest per Class A-1 Certificate in connection with the call of the Underlying Securities.

This press release is being issued by U.S. Bank Trust National Association as trustee on behalf of the 2001-20 Trust.  For more information about these redemptions, please contact David Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.

*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice.  It is included solely for the convenience of the holders of the Class A-1 Certificates.